EXHIBIT 3.1 CERTIFICATE OF INCORPORATION OF JECO2


LASERS, INC. The undersigned, for the purposes of forming a corporation pursuant to the New Jersey Business Corporation Act, hereby certifies as follows: FIRST:
The name of the corporation is JECO2 LASERS, INC. SECOND: The location of the principal office is at 59 North Fifth Street, Saddle Brook, County of Bergen and the State of New Jersey, 07662. The name of the agent therein and in charge thereof upon whom process against this corporation may be served is charge thereof upon whom process against this corporation may be served is John H. Wasko.

         THIRD: The purposes for which this corporation is formed are:

         a. To engage in research, exploration, laboratory and development work of laser applications and the manufacturing , assembling, importing, exporting and selling of lasers and associated equipment and devices.

         b. To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act" and all such activities shall, by this statement, be deemed to be within the purposes of the corporation.

         c. To subscribe for, purchase, invest in, hold own, assign, pledge and otherwise dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations, contracts and evidences of indebtedness of corporations of the State of New Jersey and all other states and territories of the United States and in foreign countries, including corporations whose funds are or may be invested in the shares of stocks, bonds and other securities of any other corporation; to exercise with respect to any such shares of stocks, bonds and other securities of corporations, any and all rights, powers and privileges of individual ownership, including the right to vote, to issue bonds and other obligations, and to secure the same by pledging or
mortgaging the whole or any part of the property of the company, and to sell or pledge such bonds and other obligations for proper corporate purposes, and to do any and all acts and things tending to increase the value of the property at any time held by the company.

         d. To purchase, acquire, hold and dispose the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and issue in exchange therefor its stocks, bonds or other obligations.

         e. To buy, sell or otherwise acquire, hold, own, use, mange, improve, maintain, develop, sell, rent, mortgage, transfer or exchange real estate; to trade in and deal with real property,
improved or unimproved, in the State of New Jersey and all other states and territories of the

United States and in foreign countries.

         f. To purchase, acquire, hold, transfer and dispose of stocks, bonds and mortgages, notes or other evidences of indebtedness of any person or corporation, and to issue, execute and
deliver in exchange therefor its stocks, bonds, or mortgages, notes, and other obligations, and to do all such other things conducive to the objects herein set forth.

         g. To conduct its business at one or more offices, and unlimitedly and without restriction to hold, purchase lease, mortgage, and convey real and personal property, in or out of the state, and in such place and places in the several states and territories of the United States, and in foreign countries, as shall, from time to time, be found necessary, and convenient for the purpose of the company's business.

         h. To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or incidental to the powers herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the corporation, either as holders of or
interested in, any property or otherwise, with all the powers now or hereafter conferred by the
laws of New Jersey, upon corporations under the Act hereinafter referred to.

         I. To carry on any other business which may, in the discretion of the directors, seems advantageous and capable of being carried on in conjunction with the above, or calculated directly or indirectly to enhance the value of the corporation's property or rights.

         j. To acquire the good will, business, property and assets, and to assume or undertake the whole or any part of the liabilities of any person, firm, association or corporation, and to pay for the same in cash, stocks, bonds, debentures or other securities of this corporation, or otherwise, as the directors may determine.

         FOURTH: The total authorized capital stock of this corporation in ten million
(10,000,000) shares, par value, $.01 per share of the common stock.

         The corporation may issue its entire authorized capital stock or such part thereof as the directors may determine, for such consideration as from time to time, may be fixed by the Board
of Directors, or otherwise prescribed by law. Any ans all such shares when so issued and sold shall be fully paid ans non-asscesable, and the holder of such shares shall be liable to the corporation or its creditors in respect thereto. Every share of such stock shall be equal to every
other share of such stock.

         FIFTH: The name and post office address of the incorporator of the incorporation is as follows:

         NAME                               POST OFFICE ADDRESS

         Purl A. Wurtzel                    640 Palisade Avenue
                                            Englewood Cliffs, NJ 07632

         SIXTH: The Board of Directors shall consist of the following:

         NAME                               POST OFFICE ADDRESS

         John H. Wasko                      132 Elmwood Drive
                                            Elmwood Park, NJ 07407

         James S. Strauch                   32 Cherry Street
                                            Tenafly, NJ 07670

         Paul A. Wurtzel                    157 Highwood Avenue
                                            Tenafly, NJ 07670

         J. Earl Templeton                  222 Firth Road
                                            Inverness, IL 60067

         Bert Sager                         9000 S.W. 52nd Avenue
                                            Miami, FL 33156

         SEVENTH: The period of existence of this corporation is unlimited.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this ______ day of
April, 1986.




                                              ___________________
                                                 PAUL A. WURTZEL


Signed, Signed and
Delivered in the Presence of


_______________________
CAROLYN S. PLATT

STATE OF NEW JERSEY

COUNTY OF BERGEN

         BE IT REMEMBERED, that on this ______ day of April, 1986, before me, a Notary
Public of the State of New Jersey, personally appeared PAUL A. WURTZEL, who
I am satisfied
is the person named in and who subscribed the foregoing Certificate, and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as his voluntary act and deed for the uses and purposes therein expressed.


                                                    _______________________
                                                              CAROLYN S. PLATT
                                                 Notary Public of New Jersey
                                          My commission expires Dec. 18, 1988

                                             CERTIFICATE OF AMENDMENT
                                                        OF
                                           CERTIFICATE OF INCORPORATION
                                                        OF
                                                JECO2 LASERS, INC.


TO:               SECRETARY OF STATE
                  STATE OF NEW JERSEY


         Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3) Corporation,
General, of the New Jersey Statutes, the undersigned corporation executes the following
Certificate of Amendment of the Certificate of Incorporation:

         1.  The name of the corporation is JECO2 Lasers, Inc.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 22nd day of
December, 1987.

         RESOLVED, that Article First of the Certificate of Incorporation be amended to read as follows:

         "The name of the Corporation is Robotic Lasers, Inc."

         RESOLVED, that the Certificate of Incorporation of this Company, as heretofore amended, be further amended by revising Article Fourth thereof, to be and read as follows:

         "ARTICLE FOURTH: The number of shares which the Corporation shall be authorized to issue shall be 100,000,000 shares consisting of 75,000,000 Common shares with a par value of
$.0001 each, and 25,000,000 Preferred shares with a par value of $.0001 each.
  The designations,
privileges, and voting powers of the shares of each class ans the restrictions and qualifications
shall be the same in all respects as though shares of one class, except as follows:

                  (a) The Preferred Shares may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences and relative, participating or optional or other special rights and such qualifications, limitations or restrictions thereon, as expressly provided herein, or to the extent provided by law, or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors, which is hereby vested with such authority in respect thereof. Without limiting the generality of the foregoing, the Board of Directors is hereby expressly empowered to provide for the issuance of Preferred
Shares at any time and from time to time in one or more series, and to fix as to each such series, by resolution or resolutions providing for the issuance of such series:

                  (I) the number of shares to constitute such series, and the designations thereof;

                  (ii) holders of Preferred Stock shall be entitled to vote on a pari-pasu basis with the holders of Common Stock with each share of Preferred Stock entitled to one vote. Holders of Preferred Stock shall be entitled to dividends when and if declared, on a preferred basis to
holders of Common Stock. Dividends shall be noncumulative. On liquidation, the holders of
Preferred Stock shall be entitled to a liquidation preference in an amount equal to the par value of each share of Preferred Stock. Holders of Preferred Stock shall not have preemptive rights;

                  (iii) the rate of dividend, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative of noncumulative;

                  (iv) whether or not such series shall be redeemable, and if so, the terms ans conditions upon which shares of such series shall be redeemable;

                  (v) the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

                  (vi) the rights, if any, of such series, in the event of the dissolution of the
Corporation, or upon any distribution of the assets of the Corporation;

                  (vii) whether or not the shares of such series shall be convertible, and if so, the terms and conditions on which shares of such series shall be convertible; and

                  (viii) such other powers, designations, preferences, and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereon, s and to the extent permitted by law.

         (b) Except as otherwise provided by law, the Board of Directors shall have full authority to issue at any time and from time to time Common Shares in any manner and amount and for
such consideration as it in its absolute discretion shall determine.

         (c) No Director of this Corporation shall be liable to the Corporation or any of its shareholders for damages for breach of any duty owned to the Corporation or its shareholders except for liability for any breach of duty based upon an act or omission (i)
 in breach of such
person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving
a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit."

         3. The number of shares outstanding at the time of the adoption of the amendment was
907,306.5.  The total number of shares entitled to vote thereon was 907,206.5.

         4. The number of shares voting for and against such amendment is as follows:
         NUMBER OF SHARES VOTING                  NUMBER OF SHARES VOTING
                 FOR AMENDMENT                     AGAINST AMENDMENT
                 534,948,75                          43,908,75

         5. The effective date of this Amendment to the Certificate of Incorporation shall be the date of filing with the Secretary of State of New Jersey.



                                                       ROBOTIC LASERS, INC.
                                                        formerly known as
                                                        JECO2 LASERS, INC.



                                                 By:________________________
                                                     JOHN H. WASKO, President

ATTEST:

__________________________
JOHN F. CARLSON, Secretary

                                          CERTIFICATE OF AMENDMENT TO THE
                                          CERTIFICATE OF INCORPORATION OF
                                               ROBOTIC LASERS, INC.


To:      The Secretary of State
         State of New Jersey

         Pursuant to the provision of Section 14A:9-2(4) and Section 14A:9-4(3) Corporations,
General, of the New Jersey Statutes, the undersigned corporation executes the following
Certificate of Amendment to its Certificate of Incorporation:

         1.       The name of the corporation is ROBOTIC LASERS, INC.

         2. The following amendment to the certificate of Incorporation was approved by the directors and whereafter duly adopted by the shareholders of the corporation on the 9th day of
August, 1995.

         RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended to read as follows:

"ARTICLE FOURTH: The number of shares which the Corporation shall be authorized to issue
shall be 100,000,000 shares consisting of 75,000,000 common shares with a par value of $.0001
each, and 25,000,000 Preferred shares with a par value of $.0001 each.
The designations,
preferences, privileges, and voting powers of the shares of each class and the restrictions and qualifications shall be the same in all respects as though shares of one class, except as follows:

         (a) The Preferred Shares may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences and relative, participating or optional or other special rights and such qualifications, limitations or restrictions thereon, as expressly provided herein, or to the extent provided by law, or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors, which is hereby vested with such
authority in respect thereof, without limiting the generality of the foregoing, the Board of
Directors is hereby empowered to provide for the issuance of Preferred Shares at any time and
from time to time in one or more series, and to fix as to each such series, by resolution or resolutions providing for the issuance of such series:
                  (I) the number of shares to constitute such series, and the designations thereof;
                  (ii) holders of Preferred Stock shall be entitled to vote on a paripasu basis with the holders of Common Stock with each share of Preferred Stock entitled to one vote.
  Holders of
Preferred Stock shall be entitled to dividends when and if declared, on a preferred basis to holders of common stock. Dividends shall be noncumulative. On liquidation, the holders of
Preferred Stock shall be entitled to a liquidation preference in an amount equal to the par value of each share of Preferred Stock. Holders of Preferred Stock shall not have preemptive rights;
                  (iii) the rate of dividend, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or noncumulative;
                  (iv) whether or not such series shall be redeemable, and if so, the terms and conditions upon which shares of such series shall be redeemable;
                  (v) the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;
                  (vi) the rights, if any, of such series, in the event of the dissolution of the
Corporation, or upon any distribution of the assets of the Corporation;
                  (vii) whether or not the shares of such series shall be convertible, and if so, the terms and conditions on which shares of such series shall be convertible; and
                  (viii) such other powers, designations, preferences, and relative, participation, optional or other special rights, and such qualifications, limitations or restrictions thereon, as and to the extent permitted by law.

         (b) Except as otherwise provided by law, the Board of Directors shall have full authority to issue at any time and from time to time Common Shares in any manner and amount
for such consideration as it in its absolute discretion shall determine.

         (c) No Director of this Corporation shall be liable to the Corporation or any of its stockholders for damages for breach of any duty owned to the Corporation or its shareholders
except for liability for any breach of duty based upon an act or omission (I) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit."

         3. The number of shares entitled to vote upon the Amendment was 30,853,352.

         4. The number of shares voting for and against such amendment are as follows:

                           FOR                                AGAINST

                        17,814,554                              13,038,798

         5. The stated capital of the corporation is reduced in the amount of $3,029.23. The manner in which the reduction is effected is as follows:

                  The Corporation effected a 55 for one reserve stock split whereby the number of issued and outstanding shares was reduced by such amount.

         The amount of stated capital of the corporation after giving effect to the reduction is
$56.10.

         6. On or about August 16, 1995, the Company will mail to each stockholder instructions on how to redeem their present stock certificates for the Reverse Stock Split Common Stock
Certificates of the Company. Shareholders should not retain their stock certificates representing shares of Common Stock but should send them to the Company's transfer agent upon receipt of the instructions. Thereafter, on or about August 30, 1995, the Company will mail a certificate
representing the number of Reverse Stock Split shares of Common Stock owned by the
Shareholders.

Dated this 9th day of August, 1995.


                                                     ROBOTIC LASERS, INC.


                                                  By:________________________
                                                   John H. Wasko, President

                                          CERTIFICATE OF AMENDMENT TO THE

                                          CERTIFICATE OF INCORPORATION OF

                                               ROBOTIC LASERS, INC.
______________________________________________________________________________


To:        The Secretary of State of the State of New Jersey


                  Pursuant to the provisions of Section 14A:9-2(4) and Section
                    14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation (the "Corporation") hereby executes the following Certificate of Amendment to its Certificate of
           Incorporation:


                  i.              The name of the Corporation is ROBOTIC
                                                         LASERS, INC.

                  ii.          The following amendments to the Certificate of
                              Incorporation were approved by the directors of the Corporation and thereafter duly adopted by the shareholders of the Corporation on the 16th day of July, 1996.

 RESOLVED, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

                      "FIRST: The name of the corporation is Genisys Reservation Systems, Inc."

                  RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended to read as follows:

    "FOURTH: The number of shares which the Corporation shall be authorized to issue shall be 100,000,000 shares consisting of 75,000,000 Common Shares with a par value of $.0001 each, and 25,000,000 Preferred Shares with a par value of $.0001 each. The designations, preferences, privileges, and voting powers of the shares of each class and the restrictions and qualifications shall be
the same in all respects as though shares of one class, except as follows:

     (a) The Preferred Shares may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences and relative participating or optional or other special rights and such qualifications, limitations or restrictions thereon, as expressly provided herein,
or to the extent provided by law, or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors, which is hereby vested with such authority in respect thereof. Without limiting the generality of the foregoing, the Board of Directors is hereby expressly empowered to provide for the issuance of Preferred Shares at any time and from time to time in one or more series, and to fix as to each such series, by resolution or resolutions providing for the issuance of such series:

           (i)  the number of shares to constitute such series, and the designations thereof;

        (ii) holders of Preferred Shares shall be entitled to vote on a pari-passu basis with the holders of Common Shares with each share of
   Preferred Shares entitled to one vote. Holders of Preferred Shares shall be entitled to dividends when and if declared, on a preferred basis to holders of Common Shares. Dividends shall be non-cumulative. On liquidation, the holders of Preferred Shares shall be entitled to a liquidation preference in an amount equal to the par value of each share of Preferred Shares. Holders of Preferred Shares shall not have preemptive rights;

   (iii) the rate of dividend, if any, and the extent of further articipation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

  (iv) whether or not such series shall be redeemable, and if so, the terms and conditions upon which shares of such series shall be redeemable;

  (v) the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

 (vi) the rights, if any, of such series, in the event of the dissolution of the Corporation, or upon any distribution of the assets of the
                           Corporation;

       (vii) whether or not the shares of such series shall be convertible, and if so, the terms and conditions on which shares of such series shall be convertible; and

       (viii) such other powers, designations, preferences, and relative participating, optional or other special rights, and such qualifications, limitations or restrictions thereon, as and to the extent permitted by law.

       (b) Except as otherwise provided by law, the Board of Directors shall have full authority to issue at any time and from time to time Common Shares in any manner and amount and for such consideration as it in its absolute discretion, shall determine.

 (c) No Director of the Corporation shall be liable to the Corporation or any of its shareholders for damages for breach of any duty owned to the
  Corporation or its shareholders except for liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders; (ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt by such person of an improper personal benefit."

3. The number of Common Shares entitled to vote upon the amendments to the Certificate of Incorporation set forth in paragraph 2 hereof was 5,669,731.5.

  4. The number of shares voting for and against each such amendment are as follows:

          FOR                                           AGAINST

         5,208,010                                        461,721.5

                  5. The stated capital of the Corporation is reduced in the amount of $283.48.
The manner in which the reduction is effected is as follows:

                      The Corporation effected a two for one reverse stock split whereby the number of issued and outstanding Common Shares was reduced by such amount.

                  The amount of stated capital of the Corporation after giving effect to the reduction is $283.49.

                  6. On or about August 23, 1996, the Company will mail to each shareholder instructions on how to redeem their present stock certificates for Common Share certificates of
the Company reflecting the reverse stock split set forth in paragraph 5 hereof.
 Shareholders
should not retain their certificates representing Common Shares but should send them to the
Company's transfer agent upon receipt of the instructions from the Corporation.
  Thereafter, on
or about September 27, 1996, the Company will mail a certificate representing the number of
Common Shares owned by each shareholder after giving effect to the reverse stock split.


Dated this 25th day of July, 1996.


                                  GENISYS RESERVATION SYSTEMS, INC.,
                                      formerly known as
                                   ROBOTIC LASERS, INC.


                                  By:       Joseph Cutrona, Presidentt